UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

LATITUDE 360, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-51644	20-5587756
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6022 San Jose Blvd.	32217
Jacksonville, FL	(Zip Code)
(Address of Principal Executive Offices)

(972) 771-4205

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2015, Latitude 360, Inc. (the “Company”) and Alan Greenstein, the Company’s Chief Financial Officer, entered into an Amendment (the “Amendment”) to the Employment Agreement, dated as of March 1, 2015, between the Company and Mr. Greenstein (the “Employment Agreement”). Pursuant to the Amendment, (i) the initial term of the Employment Agreement was extended from two years to four years from March 1, 2015, (ii) the provision of the Employment Agreement that required $50,000 of Mr. Greenstein’s annual base salary to be deferred until the closing of a securities offering meeting certain specified criteria was deleted, and (iii) the portion of Mr. Greenstein’s base salary for 2015 which had been deferred pursuant to such provision, in the aggregate amount of $25,000, became immediately payable to Mr. Greenstein.

Except as described above, the Employment Agreement was not modified by the Amendment, and it remains in full force and effect. The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits:

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement, dated September 10, 2015, between Latitude 360, Inc. and Alan Greenstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LATITUDE 360, INC.

By:	/s/ Gregory Garson
Name:	Gregory Garson
Title:	President

Date: September 10, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement, dated September 10, 2015, between Latitude 360, Inc. and Alan Greenstein.